  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 16, 1995.

                                                      REGISTRATION NO. 33-64175
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ---------------
                                AMENDMENT NO. 1
                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
                         HOUSEHOLD FINANCE CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                                                 36-1239445
                                      (I.R.S. EMPLOYER IDENTIFICATION
              DELAWARE                              NO.)
  (STATE OR OTHER JURISDICTION OF
   INCORPORATION OR ORGANIZATION)
                               2700 SANDERS ROAD
                       PROSPECT HEIGHTS, ILLINOIS 60070
                                (708) 564-5000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                           PATRICK D. SCHWARTZ, ESQ.
                 ASSOCIATE GENERAL COUNSEL--CORPORATE FINANCE
                         HOUSEHOLD INTERNATIONAL, INC.
                               2700 SANDERS ROAD
                       PROSPECT HEIGHTS, ILLINOIS 60070
                                (708) 564-6301
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                                WITH A COPY TO:
                             SCOTT N. GIERKE, ESQ.
                            MCDERMOTT, WILL & EMERY
                            227 WEST MONROE STREET
                            CHICAGO, ILLINOIS 60606
                                (312) 984-7521
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                                ---------------
                        CALCULATION OF REGISTRATION FEE
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                                                                             PROPOSED
                                                              PROPOSED       MAXIMUM
                                                              MAXIMUM       AGGREGATE      AMOUNT OF
            TITLE OF EACH CLASS              AMOUNT TO BE  OFFERING PRICE    OFFERING     REGISTRATION
      OF SECURITIES TO BE REGISTERED        REGISTERED(1)   PER UNIT(2)    PRICE(1)(2)        FEE
------------------------------------------------------------------------------------------------------
Debt Securities and Warrants to Purchase
 Debt Securities...........................   $3,800,000        100%        $3,800,000    $760,000(3)
------------------------------------------------------------------------------------------------------

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(1) Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus included in this Registration Statement also relates to $700,000,000 of securities previously registered pursuant to Form S-3 (Registration No. 33-55043), as to which this Registration Statement constitutes a Post-Effective Amendment.
(2) Estimated solely for the purpose of computing the registration fee. Any offering of Debt Securities or Warrants denominated in any foreign currency or foreign currency units will be treated as the equivalent in U.S. dollars based on the exchange rate applicable to the purchase of such Debt Securities or Warrants from the Registrant.
(3) $360,000 previously paid; $400,000 paid herewith.
 THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION
STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING
PURSUANT TO SAID SECTION 8(A) MAY DETERMINE.
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++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                 SUBJECT TO COMPLETION, DATED NOVEMBER 16, 1995

                         HOUSEHOLD FINANCE CORPORATION

                                DEBT SECURITIES
                                      AND
                      WARRANTS TO PURCHASE DEBT SECURITIES

  Household Finance Corporation ("HFC" or the "Company") from time to time may offer one or more series of its debt securities ("Debt Securities") and warrants ("Warrants") to purchase Debt Securities (the Debt Securities and Warrants being hereinafter collectively called "Securities") having an aggregate initial offering price of up to $4,500,000,000, or the equivalent thereof if any of the Securities are denominated in a foreign currency or a foreign currency unit. The Debt Securities will be offered as separate series in amounts, at prices and on terms to be determined at the time of sale and to be set forth in supplements to this Prospectus. The Debt Securities and Warrants may be sold for U.S. dollars, foreign currencies or foreign currency units, and the principal of and any interest on the Debt Securities may be payable in U.S. dollars, foreign currencies or foreign currency units. The specific designation and classification as senior or senior subordinated debt securities of HFC, aggregate principal amount, the currency or currency unit for which the Securities may be purchased, the currency or currency unit in which the principal and any interest is payable, the rate (or method of calculation) and time of payment of any interest, authorized denominations, maturity, offering price, any redemption terms or other specific terms of the Securities in respect of which this Prospectus is being delivered are set forth in one or more supplements to this Prospectus ("Prospectus Supplement"). With regard to the Warrants, if any, in respect of which this Prospectus is being delivered, the Prospectus Supplement sets forth a description of the Debt Securities for which each Warrant is exercisable and the offering price, if any, exercise price, duration, detachability and other terms of the Warrants.

  HFC may sell Securities through underwriting syndicates led by one or more managing underwriters or through one or more underwriting firms acting alone, to or through dealers, acting as principals for their own account or as agents, and also may sell Securities directly to other purchasers. See "Plan of Distribution". The names of any underwriters or agents involved in the sale of the Securities in respect to which this Prospectus is being delivered and their compensation are set forth in the Prospectus Supplement.

                                  -----------

 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE  SECURITIES COMMISSION NOR HAS THE SECURI-
   TIES AND  EXCHANGE COMMISSION OR  ANY STATE SECURITIES  COMMISSION PASSED
    UPON  THE ACCURACY OR ADEQUACY  OF THIS PROSPECTUS. ANY  REPRESENTATION
      TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  -----------

               THE DATE OF THIS PROSPECTUS IS NOVEMBER   , 1995.

                             AVAILABLE INFORMATION

  HFC is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, certain debt securities of HFC are listed on the New York Stock Exchange, and reports and other material concerning HFC can be inspected at the offices of such Exchange at 20 Broad Street, New York, New York 10005. Although HFC is not required to send an annual report to its security holders, HFC will, upon request, send to any security holder a copy of its latest Annual Report on Form 10-K, as filed with the Commission, which contains financial information that has been examined and reported upon, with an opinion expressed, by independent certified public accountants.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents have been filed with the Commission (File No. 1-75) pursuant to the Securities Exchange Act of 1934 and are incorporated herein by reference and made a part of this Prospectus:

    (a) HFC's Annual Report on Form 10-K for the fiscal year ended December 31, 1994;

    (b) HFC's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995; and

    (c) HFC's Current Reports on Form 8-K dated February 21, 1995 and August 9, 1995.

  All documents filed by HFC with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated herein by reference and made a part of this Prospectus from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  HFC WILL PROVIDE WITHOUT CHARGE TO EACH PERSON (INCLUDING ANY BENEFICIAL OWNER) TO WHOM THIS PROSPECTUS IS DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL DOCUMENTS INCORPORATED HEREIN BY REFERENCE (OTHER THAN EXHIBITS TO SUCH DOCUMENTS). REQUESTS SHOULD BE DIRECTED
TO:

                          HOUSEHOLD FINANCE CORPORATION
                          2700 SANDERS ROAD
                          PROSPECT HEIGHTS, ILLINOIS 60070
                          ATTENTION:OFFICE OF THE SECRETARY
                          TELEPHONE: 708-564-5000

                         HOUSEHOLD FINANCE CORPORATION

  HFC was incorporated in Delaware in 1925, as successor to an enterprise which traces its origin through the same ownership to an office established in 1878. The address of its principal executive office is 2700 Sanders Road, Prospect Heights, Illinois 60070 (telephone 708-564-5000). HFC is a subsidiary of Household International, Inc. ("Household International" or the "parent company").

  HFC and its subsidiaries offer a diversified range of financial services. The principal product of HFC's consumer financial services business is the making of cash loans, including home equity loans secured by first and second mortgages and unsecured credit advances (including revolving and closed-end personal loans) to middle-income consumers in the United States. Loans are made through branch lending offices and through direct marketing efforts. HFC also seeks to acquire portfolios of open-end and closed-end, secured and unsecured loans.

  HFC, through banking subsidiaries, offers both VISA* and MasterCard* credit cards to residents throughout the United States.

  Household Retail Services is the revolving credit card merchant participation business of HFC. This business provides sales financing for consumer goods and purchases and originates and services merchants' private label revolving charge accounts.

  In conjunction with its consumer finance operations and where applicable laws permit, HFC makes available to customers credit life, credit accident and health, and household contents insurance.

  HFC, through its subsidiary, Household Commercial Financial Services, Inc., also is engaged in commercial finance, involving leveraged leases, privately-placed, limited-term preferred stocks and selected commercial financing of equipment or property. At the end of 1991, HFC discontinued certain higher risk commercial lending activities.

                                USE OF PROCEEDS

  Unless otherwise indicated in the Prospectus Supplement, HFC will apply the net proceeds from the sale of the Securities to its general funds to be used in its financial services business, including the funding of investments in, or extensions of credit to, affiliates of HFC. Pending such applications, the net proceeds will be used initially to reduce outstanding commercial paper of HFC. The proceeds of such commercial paper are used in connection with HFC's financial services business.

--------
* VISA and MasterCard are registered trademarks of VISA USA, Inc. and MasterCard International Incorporated, respectively.

                       RATIO OF EARNINGS TO FIXED CHARGES

  The ratio of earnings to fixed charges for HFC and subsidiaries for the periods indicated below was as follows:

                                          NINE MONTHS
                                             ENDED
                                         SEPTEMBER 30, YEAR ENDED DECEMBER 31,
                                         ------------- ------------------------
                                          1995   1994  1994 1993 1992 1991 1990
                                         ------ ------ ---- ---- ---- ---- ----
HFC and subsidiaries--calculated on
 income from continuing operations......   1.44   1.58 1.54 1.61 1.49 1.20 1.32

  For purposes of calculating the ratio, earnings consist of income from continuing operations to which has been added income taxes and fixed charges of subsidiaries. Fixed charges consist of interest on all indebtedness and one-third rentals (approximate portion representing interest).

                         DESCRIPTION OF DEBT SECURITIES

  The following description of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement (the "Offered Debt Securities") and the extent to which such general terms and provisions may apply to the Offered Debt Securities will be described in the Prospectus Supplement relating to such Offered Debt Securities.

GENERAL

  Offered Debt Securities will constitute either senior or senior subordinated unsecured debt of HFC and will be issued under one of the indentures specified elsewhere herein (the "Indentures"). The Indentures, or forms thereof, and the Standard Provisions (as defined herein) have been filed as exhibits to HFC's Registration Statement which registers the Securities with the Commission. The following summaries do not purport to be complete and, where particular provisions of an Indenture or the Standard Provisions are referred to, such provisions, including definitions of certain terms, are incorporated by reference as part of such summaries, which are qualified in their entirety by such reference.

  The Indentures provide that Debt Securities may be issued thereunder from time to time in one or more series and do not limit the aggregate principal amount of the Debt Securities except as may be otherwise provided with respect to any particular series of Offered Debt Securities.

  Unless otherwise indicated in the Prospectus Supplement with respect to any particular series of Offered Debt Securities, the Debt Securities will be issued in definitive registered form without coupons, will be exchangeable for authorized denominations, and will be transferable at any time or from time to time. No charge will be made to the holder for any such exchange or registration of transfer except for any tax or governmental charge incident thereto.

  Reference is made to the Prospectus Supplement relating to the particular series of Debt Securities offered thereby for the following terms and other information to the extent applicable with respect to the Offered Debt
Securities: (1) the title of the Offered Debt Securities and whether such Offered Debt Securities will be senior or senior subordinated debt of HFC; (2) any limit on the aggregate principal amount of the Offered Debt Securities; (3) the price (expressed as a percentage of the aggregate principal amount thereof) HFC will be paid for the Offered Debt Securities and the initial offering price, if any, at which the Offered Debt Securities will be offered to the public; (4) the currency, currencies or currency units for which the Offered Debt Securities may be purchased and the currency, currencies or currency units in which the principal of and any interest on such Offered Debt Securities may be payable; (5) the date or dates on which the Offered Debt Securities will mature; (6) the rate or rates (which may be fixed or variable) per annum at which the Offered Debt Securities will bear interest, if any; (7) the date from which such interest, if any, on the Offered Debt Securities will accrue, the dates on which such interest, if any, will be payable, the date on which payment of such interest, if any, will commence, and the Regular Record Dates for such Interest Payment Dates, if any; (8) the dates, if any, on which and the price or prices at which the Offered Debt Securities will, pursuant to any mandatory sinking fund provisions, or may, pursuant to any optional sinking fund or to any purchase fund provisions, be redeemed by HFC, and the other detailed terms and provisions of such sinking and/or purchase funds; (9) the date, if any, after which and the price or prices at which the Offered Debt Securities may, pursuant to any optional redemption provisions, be redeemed at the option of HFC or of the holder thereof and the other detailed terms and provisions of such optional redemption; (10) the denominations in which the Offered Debt Securities are authorized to be issued; (11) the securities exchange, if any, on which the Debt Securities will be listed; and (12) additional provisions, if any, with respect to the Offered Debt Securities.

  If any of the Debt Securities are sold for foreign currencies or foreign currency units or if the principal of or any interest on any series of Debt Securities is payable in foreign currencies or foreign currency units, the restrictions, elections, tax consequences, specific terms and other information with respect to such issue of Debt Securities and such currencies or currency units will be set forth in a Prospectus Supplement relating thereto.

  Debt Securities may be issued as Original Issue Discount Securities to be offered and sold at a discount below their stated principal amount. "Original Issue Discount Securities" means any Debt Securities that provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof upon the occurrence of an Event of Default and the continuation thereof. As used in the following summary of certain terms of the Debt Securities, the term "principal amount" means, in the case of any Original Issue Discount Security, the amount that would then be due and payable upon acceleration of the maturity thereof, as specified in such Debt Security.

SENIOR DEBT SECURITIES

  The trustees for the indentures under which Offered Debt Securities constituting senior debt of HFC (the "Senior Debt Securities") will be issued shall be either Bank of America Illinois, formerly known as Continental Bank, National Association, NationsBank of Tennessee, The First National Bank of Boston, The First National Bank of Chicago, BankAmerica National Trust Company, successor to BankAmerica Trust Company of New York or The Chase Manhattan Bank (National Association) (collectively, the "Senior Trustees"). Each particular series of Senior Debt Securities will be issued under the Indenture specified in the Prospectus Supplement between HFC and a Senior Trustee, which will incorporate the terms and provisions of the Standard Multiple-Series Indenture Provisions for Senior Debt Securities dated as of June 1, 1992 (the "Standard Provisions"). The above noted indentures are collectively called the "Indentures for Senior Debt Securities" herein. Senior Debt Securities will rank on a parity with all unsecured debt of HFC, and prior to all subordinated debt.

  Principal of and interest, if any, on Senior Debt Securities will be payable at the office or agency of HFC specified in the Prospectus Supplement, depending on the Senior Trustee; provided, however, that payment of interest may be made at the option of HFC by check or draft mailed to the person entitled thereto.

Covenant Against Creation of Pledges or Liens

  All Senior Debt Securities issued under the Indentures for Senior Debt Securities will be unsecured. HFC covenants that, with the exceptions listed below, it will not issue, assume or guarantee any indebtedness for borrowed money secured by a mortgage, security interest, pledge or lien ("security interest") of or upon any of its property, now owned or hereafter acquired, unless the Senior Debt Securities then outstanding are, by supplemental indenture, effectively secured by such security interest equally and ratably with all other indebtedness secured thereby for so long as such other indebtedness shall be so secured. The term "indebtedness for borrowed money" does not include any guarantee, cash deposit or other recourse obligation in connection with the sale, securitization or discount by HFC of finance or accounts receivables, trade acceptances, or other paper arising in the ordinary course of its business.

  The foregoing covenant does not apply to (a) security interests to secure the payment of the purchase price of property, shares of capital stock, or indebtedness acquired by HFC or the cost of construction or improvement of such property or the refinancing of all or any part of such secured indebtedness, provided that such security interests do not apply to any other property, shares of capital stock, or indebtedness of HFC; (b) security interests on property, shares of capital stock, or indebtedness existing at the time of acquisition by HFC; (c) security interests on property of a corporation which security interests exist at the time such corporation merges or consolidates with or into HFC or which security interests exist at the time of the sale or transfer of all or substantially all of the assets of such corporation to HFC;
(d) security interests to secure any indebtedness of HFC to a subsidiary; (e) security interests in property of HFC in favor of the United States of America or any state or agency or instrumentality thereof, or in favor of any other country or political subdivision, to secure partial, progress, advance, or other payments pursuant to any contract or statute or to secure any indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such security interests; (f) security interests on properties financed through tax-exempt municipal obligations;
provided that such security interests are limited to the property so financed;
(g) security interests existing on the date of execution of the applicable Indenture; and (h) any extension, renewal, refunding, or replacement (or successive extensions, renewals, refundings, or replacements), in whole or in part, of any security interest referred to in the foregoing clauses (a) through
(g) inclusive; provided, however, that the principal amount of indebtedness secured in such extension, renewal, refunding, or replacement does not exceed the principal amount of indebtedness secured at the time by such security interest; provided, further, that such extension, renewal, refunding, or replacement of such security interest is limited to all or part of the property subject to such security interest so extended, renewed, refunded, or replaced.

  Notwithstanding the foregoing, HFC may, without equally and ratably securing the Senior Debt Securities, issue, assume, or guarantee indebtedness secured by a security interest not excepted pursuant to clauses (a) through (h) above if the aggregate amount of such indebtedness, together with all other indebtedness of, or guaranteed by, HFC existing at such time and secured by security interests not so excepted, does not at the time exceed 10% of HFC's Consolidated Net Worth (as defined). In addition, an arrangement with any person providing for the leasing by HFC of any property, which property has been or is to be sold or transferred by HFC to such person with the intention that such property be leased back to HFC, shall not be deemed to create any indebtedness secured by a security interest if the obligation in respect to such lease would not be included as a liability on a consolidated balance sheet of HFC. The holders of not less than a majority in principal amount of the Debt Securities at the time outstanding under an Indenture, on behalf of the holders of all of the Debt Securities issued under such Indenture, may waive compliance with the foregoing covenant. (Standard Provisions--Section 3.08)

Concerning the Trustees

  HFC maintains a banking relationship with each of the Senior Trustees or affiliates thereof and certain of the Senior Trustees are also trustees under other indentures of HFC under which outstanding senior or subordinated unsecured debt securities of HFC have been issued. The Senior

Trustees or affiliates thereof may also have other financial relations with HFC and other corporations affiliated with HFC.

SENIOR SUBORDINATED DEBT SECURITIES

  Offered Debt Securities which will constitute senior subordinated unsecured debt of HFC (the "Senior Subordinated Debt Securities") will be issued under
(i) an Indenture dated as of May 15, 1989, between HFC and BankAmerica National Trust Company, successor to BankAmerica Trust Company of New York, as Trustee, or (ii) an Indenture dated as of March 15, 1990, between HFC and Harris Trust and Savings Bank, as Trustee (the "Indentures for Senior Subordinated Debt Securities").

  Unless a different place is specified in the Prospectus Supplement, principal and interest, if any, on Senior Subordinated Debt Securities will be payable at the office or agency of HFC in New York, New York, with respect to the Indenture with BankAmerica National Trust Company; or in Chicago, Illinois, with respect to the Indenture with Harris Trust and Savings Bank; provided, however, that payment of interest may be made at the option of HFC by check or draft mailed to the person entitled thereto.

Subordination

  Senior Subordinated Debt Securities are subordinate and junior in right of payment to all indebtedness for borrowed money of HFC, whenever outstanding, which is not by its terms subordinate and junior to other indebtedness of HFC, such indebtedness of HFC to which the Senior Subordinated Debt Securities are subordinate and junior being hereinafter called "senior indebtedness." At September 30, 1995, the aggregate amount of the outstanding senior indebtedness of HFC was approximately $12.0 billion. HFC is not directly limited in its ability to issue additional senior indebtedness.

  In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to HFC or to its creditors, as such, or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of HFC, whether or not involving insolvency or bankruptcy, then the holders of senior indebtedness shall be entitled to receive payment in full of all principal and interest on all senior indebtedness before the holders of the Senior Subordinated Debt Securities are entitled to receive any payment on account of principal or interest upon the Senior Subordinated Debt Securities, and to that end (but subject to the power of a court of competent jurisdiction to make other equitable provision reflecting the rights conferred in the Indentures for Senior Subordinated Debt Securities upon the senior indebtedness and the holders thereof with respect to the subordinated indebtedness represented by the Senior Subordinated Debt Securities and the holders thereof by a lawful plan of reorganization under applicable bankruptcy law) the holders of senior indebtedness shall be entitled to receive for application in payment thereof any payment or distribution of any kind or character, whether in cash or property or securities, which may be payable or deliverable in any such proceedings in respect of the Senior Subordinated Debt Securities, except securities which are subordinate and junior in right of payment to the payment of all senior indebtedness then outstanding.

  In the event that any Senior Subordinated Debt Security is declared or becomes due and payable before its expressed maturity because of the occurrence of a default under the Indentures for Senior Subordinated Debt Securities (under circumstances when the provisions of the foregoing paragraph shall not be applicable), the holders of the senior indebtedness outstanding at the time such Senior Subordinated Debt Security so becomes due and payable because of such occurrence of such default shall be entitled to receive payment in full of all principal and interest on all senior indebtedness before the holders of the Senior Subordinated Debt Securities are entitled to receive any payment on account of the principal or interest upon the Senior Subordinated Debt Securities.

  Without limiting the foregoing, no payment of principal, premium or interest shall be made upon the Senior Subordinated Debt Securities during the continuance of any default in the making of any required payment under any sinking fund or analogous fund created for the benefit of any senior indebtedness or any other default in the payment of principal of, or interest on, any senior indebtedness then outstanding, whether by lapse of time, by declaration, by call or notice of prepayment or otherwise. (Indentures for Senior Subordinated Debt Securities--Section 12.01)

Liens

  HFC will not create, assume, incur or suffer to exist any mortgage, pledge or other lien on any of the property or assets of HFC whether now owned or hereafter acquired for the purpose of securing any senior subordinated indebtedness or junior subordinated indebtedness, as defined. (Indentures for Senior Subordinated Debt Securities--Section 3.08)

Concerning the Trustees

  BankAmerica National Trust Company and Harris Trust and Savings Bank are trustees under other indentures of HFC under which certain of HFC's outstanding senior subordinated debt securities have been issued. HFC maintains banking relationships with Harris Trust and Savings Bank and an affiliate of BankAmerica National Trust Company. These trustees, or affiliates thereof, also have other financial relations with HFC and other corporations affiliated with HFC.

SATISFACTION, DISCHARGE, AND DEFEASANCE OF THE INDENTURES AND DEBT SECURITIES

  If there is deposited irrevocably with the Trustee as trust funds for the benefit of the holders of Debt Securities of a particular series an amount, in money or the equivalent in securities of the United States or securities the principal of and interest on which is fully guaranteed by the United States, sufficient to pay the principal, premium, if any, and interest, if any, on such series of Debt Securities on the dates such payments are due in accordance with the terms of such series of Debt Securities through their maturity, and if HFC has paid or caused to be paid all other sums payable by it under the applicable Indenture with respect to such series, then HFC will be deemed to have satisfied and discharged the entire indebtedness represented by such series of Debt Securities and all of the obligations of HFC under such Indenture with respect to such series, except as otherwise provided in such Indenture. In the event of any such defeasance, holders of such Debt Securities would be able to look only to such trust funds for payment of principal, premium, if any, and interest, if any, on their Debt Securities. (Standard Provisions, Indentures for Senior Subordinated Debt Securities--Section 6.03)

  For federal income tax purposes, any such defeasance may be treated as a taxable exchange of the related Debt Securities for an issue of obligations of the trust or a direct interest in the cash and securities held in the trust. In that case holders of such Debt Securities would recognize gain or loss as if the trust obligations or the cash or securities deposited, as the case may be, had actually been received by them in exchange for their Debt Securities. Such holders thereafter would be required to include in income a share of the income, gain or loss of the trust. The amount so required to be included in income could be a different amount than would be includable in the absence of defeasance. Prospective investors are urged to consult their own tax advisors as to the specific consequences to them of defeasance.

MODIFICATION OF INDENTURES

  Each Indenture provides that the holders of not less than a majority in principal amount of each series of Debt Securities at the time outstanding under such Indenture may enter into supplemental indentures for the purpose of amending, in any manner, provisions of the Indenture or of any supplemental indenture or modifying the rights of holders of such series of Debt Securities. However, no such supplemental indenture, without the consent of the holder of each outstanding Debt Security affected thereby, shall, among other things, (i) change the maturity of the principal of, or any installment of interest on any Debt Security, or reduce the principal amount thereof or the interest thereon or any premium payable upon the redemption thereof, or (ii) reduce the aforesaid percentage of the Debt Securities, the consent of the holders of which is required for the execution of any such supplemental indenture or for any waiver of compliance with any covenant or condition in such Indenture. (Standard Provisions, Indentures for Senior Subordinated Debt Securities--
Section 11.02)

  Each Indenture may be amended or supplemented without the consent of any holder of Debt Securities under certain circumstances, including (i) to cure any ambiguity, defect or inconsistency in the Indenture, any supplemental indenture, or in the Debt Securities of any series; (ii) to evidence the succession of another corporation to the Company and to provide for the assumption of all the obligations of the Company under the Debt Securities and the Indenture by such corporation; (iii) to provide for uncertificated Debt Securities in addition to certificated Debt Securities; (iv) to make any change that does not adversely affect the rights of holders of Debt Securities issued thereunder; (v) to provide for a new series of Debt Securities; or (vi) to add to rights of holders of Debt Securities or add additional Events of Default. (Standard Provisions, Indentures for Senior Subordinated Debt Securities--
Section 11.01)

SUCCESSOR ENTITY

  The Company may not consolidate with or merge into, or transfer, sell or lease its properties and assets as, or substantially as, an entirety to another entity unless the successor entity is a corporation incorporated within the United States and, after giving effect thereto, no default under the Indenture shall have occurred and be continuing. Thereafter, except in the case of a lease, all obligations of the Company under the Indenture terminate. (Standard Provisions, Indentures for Senior Subordinated Debt Securities--Sections 10.01 and 10.02)

EVENTS OF DEFAULT

  Each Indenture defines the following as Events of Default with respect to any series of Debt Securities: default for 30 days in the payment of any interest upon any Debt Security of such series issued under such Indenture; default in the payment of any principal of or premium on any such Debt Security; default for 30 days in the deposit of any sinking fund or similar payment for such series of Debt Securities; default for 60 days after notice in the performance of any other covenant in the Indenture; certain defaults for 30 days after notice in the payment of principal or interest, or in the performance of other covenants, with respect to borrowed money under another indenture in which the Trustee for such Debt Securities is trustee which results in the principal amount of such indebtedness becoming due and payable prior to maturity, which acceleration has not been rescinded or annulled; and certain events of bankruptcy, insolvency or reorganization. HFC is required to file with each Trustee annually a certificate as to the absence of certain defaults under the Indenture. (Standard Provisions, Indentures for Senior Subordinated Debt Securities--Sections 7.01 and 3.05)

  If an Event of Default with respect to Debt Securities of any series at the time outstanding occurs and is continuing, either the Trustee or the holders of not less than 25% in principal amount of the outstanding Debt Securities of such series by notice as provided in the Indenture may declare the principal amount of all the Debt Securities of such series to be due and payable immediately. At any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree for payment of money has been obtained by the Trustee, the holders of not less than a majority in principal amount of outstanding Debt Securities of such series may, under certain circumstances, rescind or annul such declaration of acceleration. (Standard Provisions, Indentures for Senior Subordinated Debt Securities--Section 7.02)

  The holders of not less than a majority in principal amount of the outstanding Debt Securities of each series may, on behalf of all holders of Debt Securities of such series, waive any past default under the Indenture and its consequences with respect to Debt Securities of such series, except a default (a) in the payment of principal of (or premium, if any) or interest, if any, on any Debt Securities of such series, or (b) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the holder of each outstanding Debt Security of such series affected. (Standard Provisions, Indentures for Senior Subordinated Debt Securities--Section 7.13)

  Each Indenture provides that the Trustee thereunder may withhold notice to holders of Debt Securities of any default, except in payment of the principal of (or premium, if any) or interest, if any, on any Debt Security issued under such Indenture or in the payment of any sinking fund or similar payment, if it considers it in the interest of holders of Debt Securities to do so. (Standard Provisions, Indentures for Senior Subordinated Debt Securities--Section 8.02)

  Holders of Debt Securities may not enforce an Indenture except as provided therein. (Standard Provisions, Indentures for Senior Subordinated Debt Securities--Section 7.07) Each Indenture provides that the holders of a majority in principal amount of the outstanding debt securities issued under such Indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. (Standard Provisions, Indentures for Senior Subordinated Debt Securities--Section 7.12) The Trustee will not be required to comply with any request or direction of holders of Debt Securities pursuant to the Indenture unless offered indemnity against costs and liabilities which might be incurred by the Trustee as a result of such compliance. (Standard Provisions, Indentures for Senior Subordinated Debt Securities--Section 8.03(e))

                            DESCRIPTION OF WARRANTS

  HFC may issue, together with any Debt Securities offered by any Prospectus Supplement or separately, Warrants for the purchase of other Debt Securities. The Warrants are to be issued under warrant agreements (each a "Warrant Agreement") to be entered into between HFC and a bank or trust company, as warrant agent ("Warrant Agent"), all as set forth in the Prospectus Supplement relating to the particular issue of Warrants ("Offered Warrants"). A copy of the forms of Warrant Agreement, including the form of warrant certificates representing the Warrants ("Warrant Certificates"), reflecting the alternative provisions to be included in the Warrant Agreements that will be entered into with respect to particular offerings of Warrants, is filed as an exhibit to the Registration Statement. The following summaries of certain provisions of the Warrant Agreement and the Warrant Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Warrant Agreement and the Warrant certificates, respectively, including the definitions therein of certain terms.

GENERAL

  The Prospectus Supplement describes the terms of the Offered Warrants, the Warrant Agreement relating to the Offered Warrants and the Warrant Certificates representing the Offered

Warrants, including the following: (1) the designation, aggregate principal amount, and terms of the Debt Securities purchasable upon exercise of the Offered Warrants; (2) the designation and terms of any related Debt Securities with which the Offered Warrants are issued and the number of Offered Warrants issued with each such Debt Security; (3) the date, if any, on and after which the Offered Warrants and the related Offered Debt Securities will be separately transferable; (4) the principal amount of Debt Securities purchasable upon exercise of one Offered Warrant and the price at which such principal amount of Debt Securities may be purchased upon such exercise; (5) the date on which the right to exercise the Offered Warrants shall commence and the date ("Expiration Date") on which such right shall expire; (6) whether the Warrants represented by the Warrant Certificates will be issued in registered or bearer form, and if registered, where they may be transferred and registered; and (7) any other terms of the Offered Warrants.

  Warrant Certificates will be exchangeable on the terms specified in the Prospectus Supplement for new Warrant Certificates of different denominations, and Warrants may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of Holders of the Debt Securities purchasable upon such exercise and will not be entitled to payments of principal of, premium, if any, or interest, if any, on the Debt Securities purchasable upon such exercise.

EXERCISE OF WARRANTS

  Each Offered Warrant will entitle the holder to purchase such principal amount of Debt Securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the Prospectus Supplement relating to the Offered Warrants by payment of such exercise price in full in the manner specified in the Prospectus Supplement. Offered Warrants may be exercised at any time up to the close of business on the Expiration Date set forth in the Prospectus Supplement relating to the Offered Warrants. After the close of business on the Expiration Date, unexercised Warrants will become void.

  Upon receipt of payment of the exercise price and the Warrant Certificate properly completed and duly executed at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement, HFC will, as soon as practicable, forward the Debt Securities purchasable upon such exercise. If less than all of the Warrants represented by such Warrant Certificate are exercised, a new Warrant Certificate will be issued for the remaining amount of Warrants.

                              PLAN OF DISTRIBUTION

  HFC may sell the Securities in any of three ways: (i) through underwriters or dealers; (ii) directly to a limited number of purchasers or to a single purchaser; or (iii) through agents. The Prospectus Supplement sets forth the terms of the offering of the Offered Debt Securities and any Offered Warrants (collectively, the "Offered Securities"), including the name or names of any underwriters, dealers or agents, the purchase price of the Offered Securities and the proceeds to HFC from such sale, any underwriting discounts and other items constituting underwriters' compensation and any discounts and commissions allowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

  If the Offered Securities are sold through underwriters, the Prospectus Supplement relating thereto describes the nature of the obligation of the underwriters to take and pay for the Offered Securities. The Offered Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more underwriting firms acting alone. The underwriter or underwriters with respect to a particular underwritten offering of Offered Securities are named in the Prospectus Supplement relating to such offering, and, if an underwriting syndicate is used, the managing underwriter or underwriters are set forth on the cover of such Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase the Offered Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Offered Securities if any are purchased.

  The Offered Securities may be sold directly by HFC or through agents designated by HFC from time to time. Any agent involved in the offer or sale of the Offered Securities in respect of which this Prospectus is delivered is named, and any commissions payable by HFC to such agent are set forth, in the Prospectus Supplement relating thereto.

  Underwriters and agents who participate in the distribution of the Offered Securities may be entitled under agreements which may be entered into with HFC to indemnification by HFC against certain liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof.

  If so indicated in the Prospectus Supplement, HFC will authorize underwriters, dealers or other persons acting as HFC's agents to solicit offers by certain institutions to purchase Offered Securities from HFC pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by HFC. The obligations of any purchaser under any such contract will not be subject to any conditions except that (i) the purchase of the Offered Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject, and (ii) if the Offered Securities are also being sold to underwriters, HFC shall have sold to such underwriters the Offered Securities not sold for delayed delivery. The underwriters, dealers and such other persons will not have any responsibility in respect of the validity or performance of such contracts.

  There can be no assurance that a secondary market will be created for the Offered Securities or, if it is created, that it will continue.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      Estimated Expenses:
        Printing & Engraving Fees................................... $  200,000
        Fees of Transfer Agent and Registrar........................     35,000
        Accountants' Fees and Expenses..............................     50,000
        Blue Sky Qualification Fees and Expenses....................     25,000
        SEC Filing Fee..............................................    760,000
        Rating Agency Fees..........................................  1,000,000
        Legal Fees and Expenses.....................................     10,000
        Miscellaneous...............................................     20,000
                                                                     ----------
          Total..................................................... $2,100,000
                                                                     ==========

--------
*Actual

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  The General Corporation Law of Delaware (Section 145) gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions; gives a director or officer who successfully defends an action the right to be so indemnified; and authorizes Household Finance Corporation ("HFC") to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other right to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or otherwise.

  A bylaw of HFC states and makes mandatory the indemnification expressly authorized under the General Corporation Law of Delaware, in the absence of other indemnification by contract, vote of stockholders or otherwise, with these exceptions: the bylaw makes no distinction between litigation brought by third parties and litigation brought by or in the right of HFC as regards the required standard of conduct imposed upon the individual in order to be entitled to indemnification. The bylaw standard applicable in all cases (excepting indemnification in connection with the successful defense of any proceeding or matter therein which is mandatory under the General Corporation Law of Delaware and the bylaw without reference to any such standard) is that the individual shall have acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of HFC, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful. Further, the bylaw would protect directors, officers, employees and agents against any and all expenses and liability with respect to actions brought against them by or in the right of HFC if the required standard of conduct is met. The bylaw is qualified in its entirety in that no indemnification will be made if prohibited by applicable law. The bylaw is applicable only to claims, actions, suits or proceedings made or commenced after its adoption, whether arising from prior or subsequent acts or omissions to act. The bylaw is applicable to directors, officers, employees or agents of HFC and also to persons who are serving at the request of HFC as directors, officers, employees or agents of other corporations.

  Article VII of the Restated Certificate of Incorporation of Household International, Inc. ("Household International") provides for indemnification to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware for directors, officers and employees of Household

International and also to persons who are serving at the request of Household International as directors, officers or employees of other corporations. Household International has purchased liability policies which indemnify HFC's officers and directors against loss arising from claims by reason of their legal liability for acts as officers and directors, subject to limitations and conditions as set forth in the policies.

  Pursuant to agreements which HFC may enter into with underwriters or agents (the form of which is included as an exhibit to this Registration Statement), officers and directors of HFC may be entitled to indemnification by such underwriters or agents against certain liabilities, including liabilities under the Securities Act of 1933, as amended, arising from information appearing in the Registration Statement or any Prospectus which has been furnished to HFC by such underwriters or agents.

ITEM 16. EXHIBITS.

     *1(a)     Form of Underwriting Agreement for Debt Securities and
               Warrants to Purchase Debt Securities.
     *1(b)     Form of Distribution Agreement.
      4(a)     Indenture dated as of May 15, 1989, between Household Fi-
               nance Corporation ("HFC") and BankAmerica Trust Company of
               New York, as Trustee. (Incorporated herein by reference
               from Exhibit 4 to HFC's Current Report on Form 8-K (File
               No. 1-75) dated July 5, 1989).
      4(b)     Indenture dated as of March 15, 1990, between HFC and Har-
               ris Trust and Savings Bank, as Trustee. (Incorporated
               herein by reference from Exhibit 4(e) to HFC's Registra-
               tion Statement on Form S-3 (No. 33-38955)).
      4(c)     Standard Multiple-Series Indenture Provisions for Senior
               Debt Securities dated as of June 1, 1992. (Incorporated
               herein by reference from Exhibit 4(b) to HFC's Registra-
               tion Statement on Form S-3 (No. 33-48854)).
      4(d)     Indenture for Senior Debt Securities between HFC and Bank
               of America Illinois, as Trustee, dated as of October 1,
               1992. (Incorporated herein by reference from Exhibit 4(d)
               to HFC's Registration Statement on Form S-3 (No. 33-
               55043)).
      4(e)     Indenture for Senior Debt Securities between HFC and The
               First National Bank of Boston, as Trustee, dated as of
               January 1, 1993. (Incorporated herein by reference from
               Exhibit 4(e) to HFC's Registration Statement on Form S-3
               (No. 33-55043)).
     *4(f)     Indenture for Senior Debt Securities between HFC and
               NationsBank of Tennessee, as Trustee, dated as of November
               1, 1994.
     *4(g)     Indenture for Senior Debt Securities between HFC and The
               First National Bank of Chicago, as Trustee, dated as of
               April 1, 1995.
      4(h)     Indenture for Senior Debt Securities between HFC and
               BankAmerica National Trust Company, successor to
               BankAmerica Trust Company of New York, as Trustee, dated
               as of February 1, 1993. (Incorporated herein by reference
               from Exhibit 4(h) to HFC's Registration Statement on Form
               S-3 (No. 33-55043)).
      4(i)     Indenture for Senior Debt Securities between HFC and The
               Chase Manhattan Bank (National Association) as Trustee,
               dated as of December 1, 1993. (Incorporated herein by ref-
               erence from Exhibit 4(b) to HFC's Registration Statement
               on Form S-3 (No. 33-55561)).
     *4(j)     Forms of Warrant Agreement, including forms of Warrant
               Certificate.

     *5        Opinion and Consent of Mr. J. W. Blenke, Assistant General
               Counsel and Secretary of Household International, Inc.
      12       Statement on the Computation of Ratio of Earnings to Fixed
               Charges. (Incorporated herein by reference from Exhibit 12 to HFC's Annual Report on Form 10-K (File No. 1-75) for
               the fiscal year ended December 31, 1994 and Exhibit 12 to
               HFC's Quarterly Report on Form 10-Q (File No. 1-75) for
               the quarter ended September 30, 1995).
     *23(a)    Consent of Arthur Andersen LLP, Certified Public Accoun-
               tants.
     *23(b)    Consent of Mr. J. W. Blenke, Assistant General Counsel and
               Secretary of Household International, Inc., is contained
               in his opinion (Exhibit 5).
      24       Power of Attorney (included on page II-5).
     *25(a)    Statement of eligibility and qualification of The First
               National Bank of Chicago.
     *25(b)    Statement of eligibility and qualification of BankAmerica
               National Trust Company.
     *25(c)    Statement of eligibility and qualification of Harris Trust and Savings Bank.
     *25(d)    Statement of eligibility and qualification of The First
               National Bank of Boston.
     *25(e)    Statement of eligibility and qualification of Bank of
               America Illinois.
     *25(f)    Statement of eligibility and qualification of NationsBank
               of Tennessee.
     *25(g)    Statement of eligibility and qualification of The Chase
               Manhattan Bank (National Association).

--------
*To be filed by amendment to this Registration Statement.

ITEM 17. UNDERTAKING.

  The undersigned Registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration
Statement:

    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4) That for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (5) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

  (6) That for purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions set forth or described in Item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person, in connection with the securities registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be goverened by the final adjudication of such issue.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT ON FORM S-3 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF PROSPECT HEIGHTS, AND STATE OF ILLINOIS, ON THE 15TH DAY OF NOVEMBER, 1995.

                                          HOUSEHOLD FINANCE CORPORATION

                                                   /s/ R. F. Elliott
                                          By___________________________________
                                             R. F. Elliott President and Chief
                                                     Executive Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT TO THE REGISTRATION STATEMENT ON FORM S-3 HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 15TH DAY OF NOVEMBER, 1995.

               SIGNATURE                                 TITLE
               ---------                                 -----
                   *
  ------------------------------------
            (R. F. Elliott)            President and Chief Executive Officer,
                                        Director
                   *
  ------------------------------------
           (D. A. Schoenholz)          Vice President--Chief Accounting
                                        Officer, Chief Financial Officer,
                                        Director
                   *
  ------------------------------------
            (W. F. Aldinger)           Director
                   *
  ------------------------------------
             (D. C. Clark)             Director

     /s/ P. D. Schwartz
*By: ___________________________
        P. D. Schwartz
       Attorney-in-fact

  THE REGISTRANT REASONABLY BELIEVES THAT THE SECURITY RATING TO BE ASSIGNED TO THE SECURITIES REGISTERED HEREUNDER WILL MAKE THE SECURITIES "INVESTMENT GRADE SECURITIES" PURSUANT TO TRANSACTION REQUIREMENT B.2 OF FORM S-3.

                                 EXHIBIT INDEX

                                                                     SEQUENTIAL
  EXHIBIT                                                               PAGE
  NUMBER                     DOCUMENT DESCRIPTION                      NUMBER
  -------                    --------------------                    ----------
 *1(a)     Form of Underwriting Agreement for Debt Securities and
           Warrants to Purchase Debt Securities.
 *1(b)     Form of Distribution Agreement.
  4(a)     Indenture dated as of May 15, 1989, between Household
           Finance Corporation ("HFC") and BankAmerica Trust Com-
           pany of New York, as Trustee. (Incorporated herein by
           reference from Exhibit 4 to HFC's Current Report on
           Form 8-K (File No. 1-75) dated July 5, 1989).
  4(b)     Indenture dated as of March 15, 1990, between HFC and
           Harris Trust and Savings Bank, as Trustee. (Incorpo-
           rated herein by reference from Exhibit 4(e) to HFC's
           Registration Statement on Form S-3 (No. 33-38955)).
  4(c)     Standard Multiple-Series Indenture Provisions for Se-
           nior Debt Securities dated as of June 1, 1992. (Incor-
           porated herein by reference from Exhibit 4(b) to HFC's
           Registration Statement on Form S-3 (No. 33-48854)).
  4(d)     Indenture for Senior Debt Securities between HFC and
           Bank of America Illinois, as Trustee, dated as of Octo-
           ber 1, 1992. (Incorporated herein by reference from Ex-
           hibit 4(d) to HFC's Registration Statement on Form S-3
           (No. 33-55043).
  4(e)     Indenture for Senior Debt Securities between HFC and
           The First National Bank of Boston, as Trustee, dated as
           of January 1, 1993. (Incorporated herein by reference
           from Exhibit 4(e) to HFC's Registration Statement on
           Form S-3 (No. 33-55043)).
 *4(f)     Indenture for Senior Debt Securities between HFC and
           NationsBank of Tennessee, as Trustee, dated as of No-
           vember 1, 1994.
 *4(g)     Indenture for Senior Debt Securities between HFC and
           The First National Bank of Chicago, as Trustee, dated
           as of April 1, 1995.
  4(h)     Indenture for Senior Debt Securities between HFC and
           BankAmerica National Trust Company, successor to
           BankAmerica Trust Company of New York, as Trustee,
           dated as of February 1, 1993. (Incorporated herein by
           reference from Exhibit 4(h) to HFC's Registration
           Statement on Form S-3 (No. 33-55043)).
  4(i)     Indenture for Senior Debt Securities between HFC and
           The Chase Manhattan Bank (National Association) as
           Trustee, dated as of December 1, 1993. (Incorporated
           herein by reference from Exhibit 4(b) to HFC's Regis-
           tration Statement on Form S-3 (No. 33-55561)).
 *4(j)     Forms of Warrant Agreement, including forms of Warrant
           Certificate.
 *5        Opinion and Consent of Mr. J. W. Blenke, Assistant Gen-
           eral Counsel and Secretary of Household International,
           Inc.
  12       Statement on the Computation of Ratio of Earnings to
           Fixed Charges. (Incorporated herein by reference from
           Exhibit 12 to HFC's Annual Report on Form 10-K (File
           No. 1-75) for the fiscal year ended December 31, 1994
           and Exhibit 12 to HFC's Quarterly Report on Form 10-Q
           (File No. 1-75) for the quarter ended September 30,
           1995).
 *23(a)    Consent of Arthur Andersen LLP, Certified Public Ac-
           countants.
 *23(b)    Consent of Mr. J. W. Blenke, Assistant General Counsel
           and Secretary of Household International, Inc., is con-
           tained in his opinion (Exhibit 5).
  24       Power of Attorney (included on page II-5).
 *25(a)    Statement of eligibility and qualification of The First
           National Bank of Chicago.

                                                                     SEQUENTIAL
  EXHIBIT                                                               PAGE
  NUMBER                     DOCUMENT DESCRIPTION                      NUMBER
  -------                    --------------------                    ----------
 *25(b)    Statement of eligibility and qualification of
           BankAmerica National Trust Company.
 *25(c)    Statement of eligibility and qualification of Harris
           Trust and Savings Bank.
 *25(d)    Statement of eligibility and qualification of The First
           National Bank of Boston.
 *25(e)    Statement of eligibility and qualification of Bank of
           America Illinois.
 *25(f)    Statement of eligibility and qualification of
           NationsBank of Tennessee.
 *25(g)    Statement of eligibility and qualification of The Chase
           Manhattan Bank (National Association).

--------
*To be filed by amendment to this Registration Statement.